Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated June 27, 2005, with respect to the financial statements and schedules of the Hibernia Corporation retirement Security Plan included in the Plan’s Annual Report (Form 11-K) for the year ended December 31, 2004 and incorporated by reference in the Post-Effective amendment No. 2 to the Registration Statement (Form S-8 No. 333-124428) of Capital One Financial Corporation for the registration of shares of its common stock.

/s/Ernst & Young LLP

New Orleans, Louisiana

November 21, 2005